As filed with the Securities and Exchange Commission on August 26, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

HOTCHKIS AND WILEY FUNDS

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number) 601 South Figueroa Street, 39th Floor Los Angeles, California 90017-5704
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Common Shares of Beneficial Interest, $0.001 par value per share, of Hotchkis & Wiley Global Value Fund: ETF Class Shares	The Nasdaq Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	X

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act Registration file number to which this form relates: 333-68740

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.Description of Registrant’s Securities to be Registered.
Reference is made to Post-Effective Amendment No. 73 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-68740 and 811-10487), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-26-020843) on June 30, 2026, which is incorporated herein by reference. An application for listing of the shares of the Fund has been filed with and approved by The Nasdaq Stock Market, LLC. Any form of supplement to the Registration Statement that is subsequently filed that relates to the shares of the Fund is hereby also incorporated by reference herein.
The Trust currently consists of 12 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Hotchkis & Wiley Global Value Fund: ETF Class Shares	46-1433700
Item 2.Exhibits

A.	Registrant's Certificate of Trust dated July 23, 2001, was previously filed with the Initial Registration Statement on Form N-1A on August 30, 2001, and is incorporated herein by reference.

B.
Amended and Restated Agreement and Declaration of Trust dated December 20, 2024 was previously filed with Post-Effective Amendment No. 69 to the Registration Statement on Form N-1A on March 24, 2025, and is incorporated herein by reference.

C.
Registrant's By-laws, as amended November 19, 2019 was previously filed with Post-Effective Amendment No.61 to the Registration Statement on Form N-1A on August 27, 2021 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Hotchkis and Wiley Funds

August 26, 2026

/s/ Anna Marie Lopez
Anna Marie Lopez President